EXHIBIT 16


                                 Kish, Leake & Associates, P.C.
                                      Financial Consultants
                              7901 East Belleview Avenue, Suite 220
                                    Englewood, Colorado 80111

                                          (303)779-5006






January 27, 2000



Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549


We would like to inform you that we have read the disclosures provided by Annex Business Resources Inc. (comm. file #000-27397) in its filing of form 8-K dated January 26, 2000 and that there are no disagreements regarding the statements made under Item 4-Changes in Registrant's Certifying Accountant.

Sincerely,



/s/ Kish, Leake & Associates P.C.
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